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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         February 24, 1999                                    0-14399
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Date of Report (Date of earliest event reported)       Commission File Number



                     GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)



            Delaware                                        06-1104930
-------------------------------          ---------------------------------------
(State or other jurisdiction of
incorporation or organization)           (I.R.S. Employer Identification Number)


                         888 Seventh Avenue, 40th Floor
                            New York, New York 10106
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               (Address of Principal Executive Offices) (Zip Code)


                                 (212) 547-6700
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              (Registrant's telephone number, including area code)



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



Item 3.   Bankruptcy or Receivership

          On February 24, 1999, Golden Books Family Entertainment, Inc. ("GBFE") announced that it had reached an agreement with its major creditors pursuant to which it expects to significantly reduce its existing long-term debt, pay all trade creditors in full and, under the direction of its current management team, proceed with its publishing and entertainment operations. The agreement was reached with the steering committee representing certain holders of the Company's 7.65% Senior Notes due 2002 in the aggregate principal amount of $150 million (the "Senior Notes"), and the steering committee representing certain holders of its 8.75% Convertible Trust Originated Preferred Securities due 2016 in the aggregate principal amount of $110 million the "TOPrS"). The restructuring of the Company's indebtedness provides as follows: The Senior Notes will be converted into (i) a new secured note in the principal amount of $87,000,000, due 2004, with interest at the rate of 10%, if paid in cash, or, at the Company's option for the first three years, 13.5% payable in kind, and (ii) 42.5% of the Company's new common stock to be issued post recapitalization, prior to dilution. The note will be secured by the existing collateral already granted to the senior noteholders as well as certain additional collateral. The TOPrS indebtedness will be converted into 50% of the Company's new common stock to be issued post recapitalization, prior to dilution. Also, pursuant to the restructuring agreement, the Golden Press Holdings, L.L.C. bridge loan in the amount of $10 million will be converted into 5% of the Company's new common stock to be issued post recapitalization, prior to dilution. The restructuring will provide that all of the Company's trade obligations be paid in full.

          Existing preferred and common shareholders will surrender their stock for out-of-the money warrants to purchase 5% of the new company stock to be allocated two-thirds to the preferred and one-third to the common shareholders, to be issued post recapitalization, prior to dilution. The restructuring also provides for a management stock incentive program.

          The foregoing recapitalization is expected to be effectuated pursuant to a "prearranged" Chapter 11 Plan. Accordingly, on February 26, 1999 GBFE, as well as Golden Books Publishing Company, Inc. ("Publishing") and Golden Books Home Video, Inc. (collectively, the "Debtors") filed petitions for reorganization under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq. The petitions were filed in the United States Bankruptcy
Court for the Southern District of New York and were assigned Case Nos. 99-10030, 99-10031 and 99-10032, assigned to Judge Tina L. Brozman. The Debtors are continuing to operate their business and their assets as debtors-in-possession. No trustee has been appointed.

          The Debtors expect shortly to petition the Court to approve a $55 million debtor-in-possession financing facility to be provided by The CIT Group.

          The Debtors are in the process of finalizing a Plan of Reorganization which embodies the restructuring agreement summarized above. The Debtors anticipate that they will shortly file with the Bankruptcy Court their prearranged Chapter 11 Plan of Reorganization and a proposed disclosure statement. The foregoing summary does not purport to be complete and is subject to the terms of the Plan of Reorganization as filed with the Bankruptcy Court.
                                                                  2

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

          (c)  Exhibits.   The  following   exhibits  are  filed   herewith  and
incorporated herein by reference:

           Exhibit No.                            Description
           -----------                            -----------

               99.1              Press release of GBFE, dated February 24, 1999

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.



Date: February 26, 1999                By: /s/ Philip Galanes
                                           -----------------------------
                                           Name: Philip Galanes
                                           Title:  Chief Administrative Officer,
                                                   Executive Vice President,
                                                   General Counsel & Secretary

                                  Exhibit Index

 99.1          Press release of GBFE, dated February 24, 1999